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                                EXHIBIT 5.00                      ATLANTA
                                                                  KANSAS CITY
                                KUTAK ROCK LLP                    LINCOLN
                                                                  LITTLE ROCK
                                  SUITE 2900                      NEW YORK
                            717 SEVENTEENTH STREET                NEWPORT BEACH
                                                                  OKLAHOMA CITY
                          DENVER, COLORADO 80202-3329             OMAHA
                                                                  PASADENA
                                 303-297-2400                     PITTSBURG
                            FACSIMILE 303-292-7799                RICHMOND
                                                                  SCOTTSDALE
                           http://www.kutakrock.com               WASHINGTON


                               February 25, 2000


Nanopierce Technologies, Inc.
370 - Seventeenth Street, Suite 3580
Denver, Colorado 80202

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Nanopierce Technologies, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,802,213 shares of common stock, $.0001 par value per share (the "Common Stock"), warrants to purchase 180,000 shares of Common Stock (the "Initial Warrants"), approximately 514,580 shares of Common Stock upon the conversion of $1,500,000 of the Company's 6% Convertible Debentures, (the "Initial Debentures"), a conditional warrant (the "Conditional Warrant") for warrants to purchase 250,000 shares of common stock (the "Additional Warrants") and 857,633 shares of common stock upon the conversion of $2,500,000 in principal amount of its 6% convertible debentures (the "Additional Debentures"), which may be sold from time to time by the selling stockholders and warrant holders identified in the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") on or about February 25, 2000. Such registration statement and the related prospectus on file with the SEC at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus." The Initial Warrants, the Additional Warrants, the Conditional Warrant and the Common Stock issuable upon the exercise and conversion of the Initial Warrants, the Additional Warrants, the Conditional Warrant, the Initial Debentures and the Additional Debentures are collectively referred to herein as the "Offered Securities."

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to render this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.
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     In giving this opinion, we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act; (ii) that all required actions are taken and conditions satisfied with respect to the issuance of certain Offered Securities as specified in the Prospectus; and (iii) consideration is received for such Offered Securities, we are of the opinion that the Offered Securities when sold will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC promulgated pursuant thereto.

                                             Very truly yours,

                                             /s/ Kutak Rock LLP
                                             ----------------------
                                                 Kutak Rock LLP